UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

7.625% Series A Senior Subordinated Notes due 2020 and 7.625% Series B Senior Subordinated Notes due 2020

On March 15, 2012, Clear Channel Worldwide Holdings, Inc. (“CCWH”), an indirect subsidiary of Clear Channel Outdoor Holdings Inc. (the “Company”), completed the sale of $275.0 million aggregate principal amount of 7.625% Series A Senior Subordinated Notes due 2020 (the “Series A Notes”) and $1,925.0 million aggregate principal amount of 7.625% Series B Senior Subordinated Notes due 2020 (the “Series B Notes” and collectively with the Series A Notes, the “Notes”) at an issue price of 100.0% in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes mature on March 15, 2020 and bear interest at a rate of 7.625% per annum, payable to the Trustee (as defined below) weekly in arrears and to the noteholders semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2012.

With the proceeds of the Notes (net of an initial purchasers’ discount of $33.0 million), CCWH made loans in an aggregate amount equal to $2,167.0 million to its parent company, Clear Channel Outdoor, Inc. (“CCOI”), a direct subsidiary of the Company. CCOI paid all other fees and expenses of the offering using cash on hand and, with the proceeds of the loans, made a special cash dividend to the Company which in turn made a special cash dividend (the “CCOH Dividend”) on March 15, 2012 in amount equal to $6.0832 per share to its Class A and Class B stockholders of record at the close of business on March 12, 2012, including Clear Channel Holdings, Inc. (“Clear Channel Holdings”), an indirect subsidiary of CC Media Holdings, Inc. (“CCMH”), the Company’s indirect parent company, and CC Finco, LLC (“CC Finco”), an indirect subsidiary of CCMH.

Indentures

The Series A Notes were issued pursuant to an indenture, dated as of March 15, 2012 (the “Series A Note Indenture”), among CCWH, the Company, CCOI and the other guarantors named therein (collectively with the Company and CCOI, the “Series A Note Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), and the Series B Notes were issued pursuant to an indenture, dated as of March 15, 2012 (the “Series B Note Indenture” and together with the Series A Note Indenture, the “Indentures”), among CCWH, the Company, CCOI and the other guarantors named therein (collectively with the Company and CCOI, the “Series B Note Guarantors,” and collectively with the Series A Note Guarantors, the “Guarantors”) and the Trustee.

The Notes are CCWH’s senior subordinated obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Guarantors. At any time prior to March 15, 2015, CCWH may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. CCWH may redeem the Notes, in whole or in part, on or after March 15, 2015, at the redemption prices set forth in the applicable Indenture plus accrued and unpaid interest to the redemption date. At any time on or before March 15, 2015, CCWH may elect to redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 107.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings. Notwithstanding the foregoing, none of the Company or any of its subsidiaries is permitted to make any purchase of, or otherwise effectively cancel or retire any Series B Notes if, after giving effect thereto and, if applicable, any concurrent purchase of or other addition with respect to any Series A Notes, the ratio of (a) the outstanding aggregate principal amount of the Series A Notes to (b) the outstanding aggregate principal amount of the Series B Notes shall be greater than 0.25, subject to certain exceptions.

The Series A Note Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) engage in certain transactions with affiliates; (iii) create restrictions on dividends or other payments by the restricted subsidiaries; and (iv) merge, consolidate or sell substantially all of the Company’s or CCWH’s assets. The Series A Note Indenture does not include limitations on dividends, stock redemptions or other distributions or investments or on asset sales. The Series B Note Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) engage in certain transactions with affiliates; (v) create restrictions on dividends or other payments by the restricted subsidiaries; and (vi) merge, consolidate or sell substantially all of the Company’s or CCWH’s assets. The Indentures also provide for customary events of default.

The description of the Notes and the Indentures contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the respective Indentures filed as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference.

Exchange and Registration Rights Agreements

On March 15, 2012, in connection with the private placement of the Notes, CCWH, the Guarantors and Goldman, Sachs and Co., on behalf of the initial purchasers, entered into two Exchange and Registration Rights Agreements, one such agreement with respect to the Series A Notes (the “Series A Note Registration Rights Agreement”) and one such agreement with respect to the Series B Notes (the “Series B Note Registration Rights Agreement” and together with the “Series A Note Registration Rights Agreement,” the “Registration Rights Agreements”), pursuant to which CCWH and the Guarantors are required to (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission not later than October 11, 2012 a registration statement with respect to an offer to exchange the Notes for new issues of debt securities registered under the Securities Act, with terms substantially identical to those of the Series A Notes or Series B Notes, as applicable (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to cause the registration statement to become effective no later than December 10, 2012; (iii) use their commercially reasonable efforts to commence the exchange offer no later than 10 business days after the effective time of the registration statement; and (iv) in certain circumstances, file a shelf registration statement for the resale of the Notes. If CCWH and the Guarantors fail to satisfy their registration obligations under any applicable Registration Rights Agreement, then CCWH will be required to pay additional interest to the holders of the Series A Notes and/or Series B Notes, as applicable, up to a maximum additional interest rate of 0.50% per annum.

The foregoing description is qualified in its entirety by reference to the complete text of the respective Registration Rights Agreements filed as Exhibits 4.3 and 4.4 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

The information set forth in Item 1.01 above is incorporated by reference into this Item 8.01.

On March 15, 2012, using cash on hand, Clear Channel Communications, Inc. (“CCU”), the Company’s indirect parent company, made voluntary prepayments under its senior secured credit facilities in an aggregate amount equal to $170.5 million, as follows: (i) $16.2 million under its term loan A due 2014, (ii) $129.8 million under its term loan B due 2016, (iii) $10.0 million under its term loan C due 2016 and (iv) $14.5 million under its delayed draw term loans due 2016.

Additionally, on March 15, 2012, using proceeds of the CCOH Dividend distributed to Clear Channel Holdings and CC Finco, together with cash on hand, CCU made mandatory prepayments under its senior secured credit facilities in an aggregate amount equal to $1,925.7 million, as follows: (i) $1,918.1 million under its revolving credit facility due 2014, representing a permanent reduction of availability under such facility, (ii) $0.7 million under its term loan A due 2014, (iii) $5.8 million under its term loan B due 2016, (iv) $0.4 million under its term loan C due 2016 and (v) $0.7 million under its delayed draw term loans due 2016.

Prior to the foregoing voluntary and mandatory prepayments, CCU made a mandatory prepayment of $2.2 million as required in connection with its annual excess cash flow calculation under its senior secured credit facilities and made additional borrowings under its revolving credit facility due 2014 in an aggregate amount equal to $602.5 million.

Following the foregoing voluntary and mandatory prepayments and the additional borrowings, the outstanding balances under CCU’s senior secured credit facilities on March 15, 2012 were: (i) $10 million under its revolving credit facility due 2014 (representing substantially all available capacity under such facility), (ii) $1,070.0 million under its term loan A due 2014, (iii) $8,598.5 million under its term loan B due 2016, (iv) $660.4 million under its term loan C due 2016 and (v) $961.4 million under its delayed draw term loans due 2016.

The Company’s Class A common stock went “Ex” the CCOH Dividend of $6.0832 beginning on March 16, 2012, reflecting the payment of the CCOH Dividend.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture with respect to 7.625% Series A Senior Notes due 2020, dated as of March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Indenture with respect to 7.625% Series B Senior Notes due 2020, dated as of March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee.

4.3	Exchange and Registration Rights Agreement with respect to 7.625% Series A Senior Notes due 2020, dated March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and the initial purchasers named therein.

4.4	Exchange and Registration Rights Agreement with respect to 7.625% Series B Senior Notes due 2020, dated March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: March 16, 2012	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and Assistant Secretary

Exhibit Index

Exhibit No.	Description
4.1	Indenture with respect to 7.625% Series A Senior Notes due 2020, dated as of March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Indenture with respect to 7.625% Series B Senior Notes due 2020, dated as of March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee.

4.3	Exchange and Registration Rights Agreement with respect to 7.625% Series A Senior Notes due 2020, dated March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and the initial purchasers named therein.

4.4	Exchange and Registration Rights Agreement with respect to 7.625% Series B Senior Notes due 2020, dated March 15, 2012, by and among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto and the initial purchasers named therein.